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                         PATRIOT SCIENTIFIC CORPORATION





                          ===========================

                                    FORM S-8
                             Registration Statement

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                                EXHIBIT NO. 5.1

                       _________________________________


                         Consent of Brasher & Company,
                                Attorneys at Law





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                               BRASHER & COMPANY
                                Attorneys At Law
                          90 Madison Street, Suite 707
                             Denver, Colorado 80209

  Telephone                                                        Facsimile
(303) 355-3000                                                  (303) 355-3063




                                January 18, 1996





Board of Directors
PATRIOT SCIENTIFIC CORPORATION
12875 Brookprinter Place, Suite 300
Poway, California  92064

     Re:      Registration Statement on Form S-8

Gentlemen:

     We have acted as counsel to Patriot Scientific Corporation, a Delaware corporation ("Company"), in connection with the preparation and filing with the U.S. Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended ("Act"), of the Company's registration statement on Form S-8 (together with all amendments, the "Registration Statement"). This Registration Statement relates to the registration under the Act of 250,000 shares of the Company's common stock, $.00001 par value ("Common Stock"), which may be issued pursuant to the Company's 1995 Employee Stock Compensation Plan ("Plan").

     In rendering this opinion, we have reviewed the Registration Statement and included prospectus, as well as a copy of the Company's articles of incorporation and bylaws, each as amended to date, and the Plan. We have also reviewed such documents and such statutes, rules and judicial precedents as we have deemed necessary for the opinions expressed herein.

     In rendering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies, and the authenticity of originals of such photostatic copies. This opinion further expressly assumes that shares covered by the Registration Statement will be issued in conformity with the provisions of the Plan.

     Based upon and in reliance upon the foregoing, and subject the qualifications and limitations herein set forth, we are of the opinion that the shares of Common Stock have been duly and validly authorized and, when issued in the manner contemplated in the Plan and by the Registration Statement, will be validly issued, fully paid and nonassessable.

     This opinion is limited to the General Corporation Law of Delaware, and we express no opinion with respect to the laws of any other jurisdiction.





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     We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

     This opinion may not be used, circulated, quoted or otherwise referred to for any purpose without our prior written consent and may not be relied upon by any person or entity other than the Company and its successors and assigns. This opinion is based upon our knowledge of law and facts as of its date. We assume no duty to communicate to you with respect to any matter which comes to our attention hereafter.

                                        Very truly yours,

                                        BRASHER & COMPANY


                                        JOHN D. BRASHER JR.
                                        --------------------------------------
                                        JOHN D. BRASHER JR.
                                          for the Firm





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